Exhibit 5.1(b)

GRACIN & MARLOW, LLP

The Chrysler Building

405 Lexington Avenue, 26th Floor

New York, New York 10174

Telephone (212) 907-6457

Facsimile: (212) 208-4657

May 3, 2021

The Board of Directors

Synthetic Biologics, Inc.

9605 Medical Center Drive, Suite 270

Rockville, Maryland 20850

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Synthetic Biologics, Inc., a Nevada corporation (the “Company”), in connection with its filing on the date hereof with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (as amended, the “Registration Statement”), including a base prospectus (the “Base Prospectus”), which provides that it will be supplemented by one or more prospectus supplements (each such prospectus supplement, together with the Base Prospectus, a “Prospectus “), under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to, among other things, the offer and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act, of up to $300,000,000 of the following securities of the Company: (i) shares of common stock, par value $0.001 per share (“Common Stock”), including shares of Common Stock as may from time to time be issued upon conversion or exchange of Debt Securities or Preferred Stock (each as defined below) or the exercise of Warrants or Units (each as defined below); (ii) shares of preferred stock, par value $0.001 per share (“Preferred Stock”), in one or more series; (iii) debt securities, in one or more series (the “Debt Securities”), which may be issued pursuant to an indenture to be dated on or about the date of the first issuance of the Debt Securities thereunder, by and between a trustee to be selected by the Company (the “Trustee”) and the Company, in the form filed as Exhibit 4.4 to the Registration Statement and one or more indentures supplemental thereto with respect to any particular series of Debt Securities (the “Indenture”); (iv) warrants for the purchase of Common Stock, Preferred Stock or Debt Securities (“Warrants”) pursuant to one or more warrant agreements (each, a “Warrant Agreement”) proposed to be entered into between the Company and one or more warrant agents to be named in the applicable Warrant Agreement (each, a “Warrant Agent”) in the forms attached to be filed as Exhibits 4.6, 4.7 and 4.8 to the Registration Statement; and (v) units consisting of one or more of the Company’s Common Stock, Preferred Stock, Debt Securities or Warrants, or any combination of those securities (“Units”), pursuant to one or more unit agreements (each, a “Unit Agreement”) proposed to be entered into between the Company and one or more unit agents to be named in the applicable Unit Agreement (each, a “Unit Agent”). The Common Stock, Preferred Stock, Debt Securities, Warrants and Units are collectively referred to herein as the “Securities.”

We also have acted as counsel to the Company in connection with the sale through B. Riley Securities, Inc. and A.G.P./Alliance Global Partners, as the sales agents (the “Sales Agents”), from time to time by the Company of shares of Common Stock (the “Sales Agreement Shares”) having an aggregate offering price of up to $75,000,000 pursuant to the Registration Statement, the Base Prospectus and the related prospectus for the sale of the Sales Agreement Shares included in the Registration Statement (the Base Prospectus and such prospectus, collectively, the “Sales Agreement Prospectus”), and that certain Sales Agreement dated as of February 9, 2021, as amended by Amendment No. 1 thereto, dated May 3, 2021, by and among the Sales Agents and the Company (the “Sales Agreement”).

In rendering the opinions stated herein, we have examined and relied upon the following: (a) the Registration Statement and Sales Agreement Prospectus; (b) the form of the Indenture, which is being filed as Exhibit 4.4 to the Registration Statement; (c) the Articles of Incorporation of the Company, as amended and in effect as of the date hereof; (d) the Amended and Restated Bylaws of the Company, as amended and in effect as of the date hereof; and (e) a copy of certain resolutions of the Board of Directors of the Company (the “Board of Directors”) relating to the registration of the Securities.

We have examined the certificates and other documents delivered on the date hereof and such other corporate records, certificates and other documents and have had such conversations as we have deemed necessary or appropriate.

We have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified, facsimile, conformed, electronic or photostatic copies and the authenticity of the originals of such copies. As to all matters of fact, we have relied with your consent upon certificates or comparable documents, and oral and written statements and representations, of officers and representatives of the Company and of public officials, and, in certain instances, upon the representations and warranties of the Company contained in the Transaction Documents (as defined below). We have not independently verified such information and assumptions.

In expressing the opinions set forth below, we have assumed with your consent that, at or prior to the time of the delivery of any Securities, (i) the Board of Directors and any appropriate committee appointed thereby, shall have duly approved the specific sale and issuance of such Securities (including the terms thereof and including the sale and issuance, and terms of, any related securities for which such Securities may be exchanged, converted or exercised) and shall not have modified or rescinded the duly authorized issuance and sale of such Securities; (ii) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act and continues to be so effective; (iii) the prospectus will describe the Securities offered thereby or an appropriate prospectus supplement, free writing prospectus or term sheet will have been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder and will describe the Securities offered thereby; (iv) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and, if applicable, the prospectus supplement; (v) the Registration Statement, the Securities and any definitive purchase, underwriting, warrant, deposit, unit or similar agreement with respect to such Securities (collectively, the “Transaction Documents”) with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (vi) the organizational documents of the Company, each as amended to the date hereof, will not have been amended from the date hereof in a manner that would affect the validity of the opinion rendered herein and (vii) any Securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise.

We have also assumed that the execution, delivery and performance of the Transaction Documents will not (i) violate, conflict with or result in a breach of, or require any consent under, the charters, bylaws or equivalent organizational documents of any party to any such Transaction Document or the laws of the jurisdictions of organization or applicable laws with respect to such parties; (ii) violate any requirement or restriction imposed by any order, writ, judgment, injunction, decree, determination or award of any court or governmental body having jurisdiction over it or any of its assets or (iii) constitute a breach or violation of any agreement or instrument that is binding upon such parties, and we have assumed that each party (in the case of parties which are not natural persons) has been duly organized and is validly existing and in good standing under its jurisdiction of organization, that each such party has the legal capacity, power and authority (corporate or otherwise) to enter into, deliver and perform its obligations thereunder and that each of the Transaction Documents constitutes the valid and legally binding obligation of all such parties, enforceable against them in accordance with its terms. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others.

We have assumed that the Indenture, in substantially the form reviewed by us and filed as Exhibit 4.4 to the Registration Statement, any supplemental indenture to each such Indenture, each Warrant Agreement and each Unit Agreement will be duly authorized, executed and delivered by the applicable Trustee, Warrant Agent or Unit Agent, as the case may be, and that any Debt Securities, Warrants or Units that may be issued will be manually authenticated, signed or countersigned, as the case may be, by duly authorized officers of the applicable Trustee, Warrant Agent or Unit Agent, as the case may be.

We have assumed that the choice of New York law to govern the Indenture and any supplemental indentures thereto and the Debt Securities is a valid and legal provision. We have also assumed that New York law will be chosen to govern the Warrant Agreements, the Warrants, the Unit Agreements and the Units, and that such choice in each case is a valid and legal provision. We have also assumed that the choice of currency in which any Offered Debt Securities (as defined below) are denominated does not contravene any exchange control or other laws of the nation issuing such currency. As to any facts relevant to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions stated herein, we are of the opinion that:

1. With respect to any series of Company Debt Securities offered by the Company (the “Offered Debt Securities”), when (i) the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the “TIA”); (ii) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture and any supplemental indenture relating to such Offered Debt Securities so as not to violate any applicable law, the Articles of Incorporation or the Bylaws, or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or other governmental authority having jurisdiction over the Company and (iii) the Offered Debt Securities, in a form compliant with the Indenture and any supplemental indenture relating to such Offered Debt Securities and to be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a Current Report on Form 8-K or other applicable report under the Exchange Act in the manner contemplated in the Registration Statement or any prospectus supplement relating thereto, have been duly executed and authenticated in accordance with the provisions of the Indenture and any supplemental indenture relating to such Offered Debt Securities and delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Debt Securities, when issued and sold or otherwise distributed in accordance with the Indenture and any supplemental indenture relating to such Offered Debt Securities and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.

2. With respect to any series of Warrants offered by the Company (the “Offered Warrants”), when (i) a Warrant Agreement relating to the Offered Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto; (ii) the terms of the Offered Warrants and their issuance and sale have been duly established and are then in conformity with the applicable Warrant Agreement so as not to violate any applicable law, the Articles of Incorporation or the Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (iii) the Offered Warrants have been duly executed, delivered, countersigned, issued and sold in accordance with the provisions of the applicable Warrant Agreement to be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a Current Report on Form 8-K or other applicable report under the Exchange Act in the manner contemplated in the Registration Statement or any prospectus supplement relating thereto, the Offered Warrants, when issued and sold or otherwise distributed in accordance with the applicable Warrant Agreement and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.

3. With respect to any Units offered by the Company (the “Offered Units”), when (i) a Unit Agreement relating to the Offered Units has been duly authorized, executed and delivered by the Company and the other parties thereto; (ii) the terms of the Offered Units and of their issuance and sale have been duly established and are then in conformity with the applicable Unit Agreement of which the Offered Units are a component so as not to violate any applicable law, the Articles of Incorporation or the Bylaws, or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (iii) the Offered Units have been duly executed, delivered, countersigned, issued and sold in accordance with the provisions of the applicable Unit Agreement to be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a Current Report on Form 8-K or other applicable report under the Exchange Act in the manner contemplated in the Registration Statement or any prospectus supplement relating thereto, the Offered Units, when issued and sold or otherwise distributed in accordance with the applicable Unit Agreement and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will be duly authorized and validly issued and will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.

The opinions set forth above are each subject to the effects of: (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) public policy considerations which may limit the rights of parties to obtain remedies, (d) the waivers of any usury defense contained in the Indenture, any supplemental indenture or the Offered Debt Securities which may be unenforceable, (e) requirements that a claim with respect to any Offered Debt Securities denominated in a currency, currency unit or composite currency other than United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law and (f) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies.

This opinion is limited to the laws of the State of New York, and we express no opinion as to the effect on the matters covered by this opinion of the laws of any other jurisdiction.

This opinion letter speaks only as of its date and is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. We hereby consent to the filing of this opinion letter as Exhibit 5.1(b) to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus contained therein. In giving such consent, we do not thereby admit that we are an expert within the meaning of Section 7 of the Securities Act and the rules and regulations thereunder. We assume no obligation to advise the Company or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

Respectfully submitted,

/s/ Gracin & Marlow, LLP

GRACIN & MALOW, LLP

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